As Filed With the Securities and Exchange Commission on August 8, 2003

Registration No. 333-81155

U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GLENAYRE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-0085742 (I.R.S. Employer Identification No.)

11360 Lakefield Drive, Duluth, Georgia (Address of principal executive offices)	30097 (Zip Code)

GLENAYRE 1996 INCENTIVE STOCK PLAN
(Full title of the plan)

DEBRA ZIOLA
Senior Vice President and
Chief Financial Officer
Glenayre Technologies, Inc.
11360 Lakefield Drive
Duluth, Georgia 30097
(Name and address of agent for service)
(770) 283-2525
(Telephone number, including area code, of agent for service)

Please send copies of all communications to:

MARK R. BUSCH
Kennedy Covington Lobdell & Hickman, L.L.P.
214 North Tryon Street, 47TH Floor
Charlotte, North Carolina 28202-2377

CALCULATION OF REGISTRATION FEE

Title	Amount	Proposed Maximum	Proposed Maximum	Amount Of
Of Securities To Be	To Be	Offering Price	Aggregate	Registration
Registered	Registered	Per Share	Offering Price	Fee

Common Stock, $.02 par value	750,000 shares(1)	(2)	(2)	(2)

(1)	The Common Stock, $.02 par value includes the associated rights to purchase Series A Junior Participating Preferred Stock, $.01 par value that are attached to and trade with the shares of the Common Stock. Any value attributable to the rights to purchase Series A Junior Participating Preferred Stock that are attached to and trade with shares of the Common Stock is reflected in the market price of the Common Stock. Accordingly, no separate filing fee is being paid with respect to such rights.

(2)	All required filing fees were paid in connection with the original filing of the Registration Statement on Form S-8 on June 21, 1999.

EXPLANATORY NOTE

     Glenayre Technologies, Inc. (the “Company”) is filing this Post-Effective Amendment No. 1 to specifically include a reference on the cover page of the Registration Statement to the rights to purchase Series A Junior Participating Preferred Stock that are attached to and trade with the shares of Common Stock. The original Registration Statement on Form S-8 (File No. 333-81155) was filed with the Securities and Exchange Commission on June 21, 1999.

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 4, 6, 7 and 9, of the Registration Statement on Form S-8 (No. 333-81155) filed by the Registrant on June 21, 1999.

Item 3. Incorporation of Documents by Reference.

     The following documents have been filed by Glenayre Technologies, Inc. (the “Company”) with the Securities and Exchange Commission (Commission File Number 0-15761) and are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

(b)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

(c)	The Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

(d)	The description of the Company’s Common Stock contained in the Company’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

(e)	The description of the Company’s Series A Junior Participating Preferred Stock contained in the Company’s Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

     All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 5. Interests of Named Experts and Counsel.

     Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., 214 North Tryon Street, 47th Floor, Charlotte, North Carolina 28202. At August 4, 2003, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 2,100 shares of the Common Stock of the Company.

Item 8. Exhibits.

4	Glenayre 1996 Incentive Stock Plan (previously filed)

5	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (previously filed)

15	Acknowledgment of Ernst & Young LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Duluth, State of Georgia, on August 8, 2003.

GLENAYRE TECHNOLOGIES, INC.

By	/s/ Debra L. Ziola

Debra L. Ziola Senior Vice President and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Clarke H. Bailey	Chairman of the Board	August 8, 2003
and Director
Clarke H. Bailey

/s/ Eric L. Doggett	President, Chief Executive Officer	August 8, 2003
and Director (Principal Executive
Eric L. Doggett	Officer)

/s/ Debra L.Ziola	Senior Vice President and Chief	August 8, 2003
Financial Officer, (Principal
Debra L. Ziola	Financial and Accounting Officer)

/s/ Donald S. Bates	Director	August 8, 2003

Donald S. Bates

/s/ Peter W. Gilson	Director	August 8, 2003

Peter W. Gilson

/s/ John J. Hurley	Director	August 8, 2003

John J. Hurley

/s/ Horace H. Sibley	Director	August 8, 2003

Horace H. Sibley

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT

GLENAYRE TECHNOLOGIES, INC.
Commission File Number 0-15761

EXHIBIT INDEX

Exhibit	Description

4	Glenayre 1996 Incentive Stock Plan (previously filed)

5	Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (previously filed)

15	Acknowledgment of Ernst & Young LLP (filed herewith)

23.1	Consent of Ernst & Young LLP (filed herewith)

23.2	Consent of Kennedy Covington Lobdell & Hickman, LLP (contained in Exhibit 5)

5